Exhibit 16(5)(a): Opinion as to Legality

VOYA LETTERHEAD

LAW / PRODUCT FILING UNIT
ONE ORANGE WAY, C2S
WINDSOR, CT 06095-4774

J. NEIL MCMURDIE
SENIOR COUNSEL
PHONE: (860) 580-2824 | EMAIL: NEIL.MCMURDIE@VOYA.COM

February 2, 2018

BY EDGARLINK

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:	Voya Insurance and Annuity Company
Post-Effective Amendment No. 2 to Registration Statement on Form S-3
Prospectus Title: Voya PotentialPLUS Variable Annuity
File No.: 333-196392

Ladies and Gentlemen:

The undersigned serves as counsel to Voya Insurance and Annuity Company, an Iowa domiciled corporation (the “Company”).

In connection with this opinion, I have reviewed the Post-Effective Amendment to the above-referenced Registration Statement on Form S-3. This filing describes the Voya PotentialPLUS Variable Annuity (the “Contracts”). I have also examined, or supervised the examination of, originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies. On the basis of this examination, it is my opinion that:

1.

The Company was organized in accordance with the laws of the State of Iowa and is a duly authorized stock life insurance company under the laws of Iowa and the laws of those states in which the Company is admitted to do business;

2.	The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law;
3.

The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms;

4.

The interests in the Contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

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U.S. Securities and Exchange Commission

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ J. Neil McMurdie
J. Neil McMurdie

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